Exhibit 99.1

JBI, Inc. Appoints Amy Bradshaw to its Board of Directors

NIAGARA FALLS, Ontario, Feb. 12, 2010 (GlobeNewswire via COMTEX) -- JBI, Inc. (the "Company") (OTCBB:JBII) is pleased to announce that Amy Bradshaw has been selected as an independent Director on JBI's Board of Directors.

Ms. Bradshaw is a results-driven, resourceful career businesswoman with experience in consulting and industry.  Ms. Bradshaw has contributed and managed in a variety of corporate functions including accounting, finance, purchasing, professional services and marketing.  Her previous employers include PricewaterhouseCoopers, Arthur Andersen and Cerner Corporation. Among her accomplishments, Amy managed a $65 million business unit that experienced growth in revenue, margin and operating income while under her leadership.

Ms. Bradshaw completed her undergraduate studies at Miami University.  Graduating magna cum laude, Amy earned dual bachelor degrees in Manufacturing Engineering and Accountancy.  She went on to become a Certified Public Accountant and maintains membership in the American Institute of Certified Public Accountants.  Ms. Bradshaw completed her MBA at the University of Virginia's Darden School of Business.

Amy currently serves on the Board of Directors of Consensus, a non-profit organization with the purpose of increasing public engagement in policymaking.  She is a member of the United Way's Young Leaders Society, volunteering her time to children's organizations and is a proud supporter of the arts, assisting in fundraising for the local arts community.

Regarding her appointment to the JBI Board, Ms. Bradshaw commented, "I am honored to serve on the JBI Board of Directors.  I highly respect John Bordynuik and the JBI team for their approach to business As a Director, I will loyally serve the interest of JBI and its shareholders.  I look forward to witnessing and participating in JBI's successful deployment of new technologies and subsequent accomplishments within the marketplace."

John Bordynuik noted, "Ms. Bradshaw has a truly outstanding resume of successful accomplishments.  She possesses strong leadership qualities, excellent business acumen, impressive creative and marketing ability, and operational expertise. Amy will be valuable in helping our team with increasing brand awareness, improving operational efficiencies, and progressive marketing strategies. She looks forward to assisting JBI with our growth plans and will be proactive in representing our growing shareholder base.”

About JBI, Inc.

JBI, Inc. is transitioning to become a global technology leader whose purpose is to mine data from JBI's large information archive, find under-productive entities to inject our superior proprietary technologies into, and benefit from increased productivity and profitability, beginning with Plastic2Oil. JBI has also acquired the following operations:

JAVACO, Inc. ("Javaco") is part of the Supplier Diversity Network, WBENC. JAVACO, Inc. currently distributes over 100 lines of equipment from fiber optic transmitters to RF connectors. To further enhance business in the United States, new distribution lines are frequently being added including a line of home theater and audio video products. Javaco will operate and manage the Company's Plastic2Oil sites in Mexico.

Pak-It, LLC ("Pak-It"): Using the patented Pak-It(TM) delivery system (liquid cleaner in a water soluble sachet) Pak-It can deliver glass cleaner, disinfectant, multi-purpose, and many more cleaning products (42 products currently) shipped in tiny packages of condensed cleaner (inside a 'dry' 1 quart container). This delivery method is "green" since it's fully biodegradable and saves thousands of dollars in shipping. The user simply adds water to the container without measuring or cutting the Pak-It. Large retailers and many national Building Service Contractors already using the product have documented significant cost savings from shipping, training, inventory control and space.

Accordingly, our revenue sources presently include (i) income from reading archived tapes (including microfiche) from clients such as NASA, (ii) income from the recently acquired Javaco, Inc., (iii) income from the sale of Pak-It products, and a bulk chemical facility which we realized beginning October 1, 2009, and (iv) from the anticipated commencement of operations in the first quarter of 2010 with Plastic2Oil, a process and service that converts plastic to fuel oil. For more information, please see http://www.jbiglobal.com and http://www.javacoinc.com and http://www.pakit.com/.

Forward-Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: JBI, Inc.

By Staff

CONTACT:   CONTACT:  JBI, Inc.
John Bordynuik, President and CEO
john@johnbordynuik.com
Investor Relations
James Parker
jparker@jbiglobal.com
+1 (916) 990-3667